As filed with the Securities and Exchange Commission
                       on December 23, 1997
                                       Registration No. 33-

___________________________________________________________________
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                             FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                 CARPENTER TECHNOLOGY CORPORATION
                 ________________________________
      (Exact name of registrant as specified in its charter)


     Delaware                                        23-0458500
__________________                              ___________________
(State or other                                   (I.R.S. Employer
jurisdiction of                                 Identification No.)
incorporation or
organization)

                       101 WEST BERN STREET
                   READING, PENNSYLVANIA 19601
                          (610) 208-2000
       ____________________________________________________
                (Address, including zip code, and
            telephone number, including area code, of
            registrant's principal executive offices)


                       JOHN R. WELTY, ESQ.
          VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
               CARPENTER TECHNOLOGY CORPORATION
                    101 WEST BERN STREET
               READING, PENNSYLVANIA 19601
                      (610) 208-2000
      _____________________________________________________
          (Name, address, including zip code, and
     telephone number, including area code, of agent for service)


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box.                             _____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box.                                      X
                                                            _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                      _____

If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                   _____

If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.       _____

                   CALCULATION OF REGISTRATION FEE


TITLE OF        AMOUNT       PROPOSED         PROPOSED        AMOUNT OF
EACH CLASS      TO BE        MAXIMUM          MAXIMUM         REGISTRATION
OF              REGISTERED   OFFERING         AGGREGATE       FEE
SECURITIES                   PRICE PER        OFFERING
TO BE                        SHARE (1)        PRICE(1)
REGISTERED
__________________________________________________________________________
Common stock,    318,000
par value        Shares        $49.25        $15,661,500        $4,620
$5 per share
__________________________________________________________________________


(1) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sale prices for the Common Stock on December 18, 1997 as reported on the New York Stock Exchange Composite Tape.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

SUBJECT TO COMPLETION DATED DECEMBER 23, 1997

PROSPECTUS

          , 1997

                           318,000 SHARES

                  CARPENTER TECHNOLOGY CORPORATION
                            COMMON STOCK
                      (PAR VALUE $5 PER SHARE)

This Prospectus provides for the offering by the Selling Stockholder named herein (the "Selling Stockholder") of up to an aggregate of 318,000 shares (the "Shares") of the Common Stock, par value $5 per share ("Common Stock"), of Carpenter Technology Corporation (the "Company"). The Shares were issued by the Company on February 28, 1997 pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Dynamet Incorporated ("DI") and the shareholders of DI ("DI Shareholders") dated January 6, 1997. See "Selling Stockholder".

The Shares may be offered or sold by or for the account of the Selling Stockholder from time to time on one or more exchanges or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers or dealers, who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholder and/or any such brokers or dealers may be deemed to be "underwriters" within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such brokers and dealers may be deemed to be underwriting commissions or other discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution".

The Common Stock is listed on the New York Stock Exchange (the
"NYSE") and traded under the symbol "CRS". The last reported sale price of the Common Stock on the NYSE on December 22, 1997 was $48.6875 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits which are filed as a part thereof. Statements made in this Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the applicable exhibit for a more complete description and each such statement is modified in its entirety by such reference.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company (File No. 1-5828) with the Commission pursuant to the Exchange Act are incorporated by reference: The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; the Company's Quarterly Report for the quarter ended September 30, 1997, the Company's Current Report on Form 8-K filed on March 27, 1997, as amended by the Form 8-K/A filed on May 13, 1997; the Company's current report on Form 8-K filed on December 15, 1997; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same has been and may be amended.

All documents and reports filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Carpenter Technology Corporation, 101 West Bern Street, Reading, Pennsylvania 19601, Attention: Corporate Secretary, telephone number (610) 208-2000.


                           THE COMPANY

Carpenter, a specialty materials company, is a leading manufacturer of stainless steel and specialty alloys, including titanium alloys and various engineered products.

The Company's principal executive offices are located at 101 West Bern Street, Reading, Pennsylvania 19601, and its telephone number is (610) 208-2000. Reference herein to the Company refers to Carpenter Technology Corporation and its subsidiaries, unless the context requires otherwise.

                         USE OF PROCEEDS

The Selling Stockholder will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.


                       SELLING STOCKHOLDER

The Shares that may be offered pursuant to this Prospectus will be offered by or for the account of the Peter C. and Ada E. Rossin 1997 Charitable Remainder Unitrust (the "Selling Stockholder"). The Shares were acquired by Peter C. Rossin and Ada E. Rossin, his wife, jointly on February 28, 1997, pursuant to the Merger Agreement. Concurrently with the effectiveness of the Registration Statement, the Shares were contributed to the Selling Stockholder. Mr. Rossin and his wife beneficially owned an aggregate of 2,387,494 shares of Common Stock, including the Shares, on November 30, 1997, representing 12.2% of the shares of Common Stock outstanding on such date. Following the offering, Mr. Rossin and his wife will continue to beneficially own the remaining 2,069,494 shares of Common Stock, or 10.6% of the shares outstanding on November 30, 1997.

Mr. Rossin is a director of the Company. Pursuant to the Merger Agreement, for a period ending on the earlier of February 28, 2007, or the date when the aggregate voting power held by the DI Shareholders is less than 5% of the voting power of all outstanding voting securities of the Company (the "Standstill Term"), the Company has agreed to include Mr. Rossin or another designee of the DI Shareholders in the slate of nominees of the Board of Directors of the Company for election as a director on a tri-annual basis. The Standstill Term will terminate if the Company breaches the foregoing obligation or upon a change of control of the Company (as defined in the Merger Agreement).
Each DI Shareholder has agreed during the Standstill Term not to transfer (other than to certain permitted transferees or in a registered offering) to a single purchaser or related or affiliated group of purchasers more than the maximum number of shares of Common Stock that could be sold or transferred thereto in a single transaction in compliance with Rule 144(e)(1), unless (if capital gain treatment would be available) that DI Shareholder has first offered the Company the opportunity to purchase such shares at the same price. Throughout the Standstill Term, subject to certain exceptions, the DI Shareholders have agreed not to acquire additional shares of the Common Stock, any other voting securities of the Company, or any rights to acquire the same. In addition, subject to certain exceptions, the DI Shareholders have agreed during the Standstill Term not to effect or propose any tender or exchange offer or business combination involving the Company or any of its subsidiaries or a recapitalization, restructuring, dissolution or other extraordinary transaction involving the Company, nor to participate in any proxy solicitation with respect to the Company or participate in a "group" with respect to any voting securities of the Company or execute any written consent in lieu of a meeting of holders of Company voting securities. Other than as described herein, neither the Selling Stockholder nor Mr. Rossin has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. None of the restrictions or rights described in this paragraph will be applicable to any person who purchases Shares pursuant to this Prospectus.


                       PLAN OF DISTRIBUTION

The Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which a broker or dealer solicits purchases; in block trades in which brokers or dealers will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Brokers or dealers may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions payable by the Selling Stockholder and/or the purchasers of Shares. If required at the time that a particular offering of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder or otherwise. The Company may agree to indemnify participating brokers or dealers against certain civil liabilities, including liabilities under the Securities Act.

The Selling Stockholder and/or any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such brokers or dealers and any profit on the resale of the Shares purchased by such brokers or dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. There can be no assurance that the Selling Stockholder will sell any of the Shares. The Selling Stockholder may transfer or gift Shares by other means not described herein.

The Selling Stockholder will reimburse the Company for all costs and expenses incurred by the Company in connection with the offering contemplated hereby.

                    VALIDITY OF COMMON STOCK

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania.


                             EXPERTS

The consolidated financial statements and related consolidated financial statement schedule of the Company, included in the Company's Annual Report on Form 10-K for fiscal year end June 30, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The financial statements of Dynamet Incorporated incorporated in this Prospectus by reference to the audited historical financial statements included in the Company's Form 8-K/A dated May 13, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

________________________________     _______________________________
NO PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED.  THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO                 318,000 SHARES
SELL OR THE SOLICITATION OF AN
OFFER TO BUY ANY SECURITIES           CARPENTER TECHNOLOGY CORPORATION
OTHER THAN THE SECURITIES TO
WHICH IT RELATES OR AN OFFER TO                  COMMON STOCK
SELL OR THE SOLICITATION OF AN
OFFER TO BUY SUCH SECURITIES IN
ANY CIRCUMSTANCES IN WHICH SUCH
OFFER OR SOLICITATION IS
UNLAWFUL.  NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE
MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN
NO CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF
OR THAT THE INFORMATION
CONTAINED HEREIN IS CORRECT AS
OF ANY TIME SUBSEQUENT TO ITS
DATE.
________________________________     _______________________________

     TABLE OF CONTENTS                       PROSPECTUS

                           Page      ______________________________
Available Information. . .  2
Incorporation of Certain
Documents by Reference . .  2
The Company. . . . . . . .  3
Use of Proceeds. . . . . .  4
Selling Stockholder. . . .  4
Plan of Distribution . . .  5
Validity of Common Stock .  6             _____________, 1997
_______________________________      ______________________________

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses to be paid by the Company in connection with the distribution of the Securities being registered are as follows:

     Securities and Exchange Commission Filing Fee $ 4,620
     Accounting Fees and Expenses . . . . . . . .  $ 4,000
     Legal Fees and Expenses. . . . . . . . . . .  $ 5,000
     Miscellaneous Expenses . . . . . . . . . . .  $   500

                                         Total. .  $14,120

Item 15.  Indemnification of Directors and Officers.

Article 7(a) of the registrant's Restated Certificate of Incorporation provides for the elimination of liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "GCL"). Section 102(b)(7) allows a corporation in its original Certificate of Incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for the breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Article 7(b) of the registrant's Restated Certificate of Incorporation and Article 6.4 of the registrant's By-Laws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the GCL.

Section 145 provides that a corporation may indemnify any persons, including officers and directors, who are threatened to be made parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation enterprise. The indemnification may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation and had no reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify officers and directors in actions by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify that person against expenses actually and reasonably incurred. Under the registrant's By-Laws, for indemnification purposes, an employee or agent shall be deemed to have acted in good faith only if his or her actions were within the scope of employment as defined by an agreement with the registrant or the rules and regulations established by the registrant or an authorized officer thereof.

The registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the registrant and such person's heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his or her capacity as a director or officer of the registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his or her being or having been a director or officer of the registrant. The policy may be canceled by the insurer upon 60 days' written notice to the registrant. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the registrant with respect thereto, except as set forth in Item 17 of this Registration Statement.

The registrant is a party to indemnity agreements with its officers and directors which provide indemnification to the fullest extent permitted by law in the event the indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the registrant or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that such person is or was a director, officer, employee, agent or fiduciary of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. The indemnification includes any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement). However, the indemnitee is not entitled to indemnity payments or expense advances in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation initiated by the indemnitee unless the Board of Directors of the registrant has authorized or consented to the initiation of such claim. In the event of a Change in Control (as defined in such agreements) that has not been approved by a majority of the registrant's Board of Directors who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the indemnitee to indemnity payments and expense advances under the indemnification agreement, any other agreement, Certificate of Incorporation or By-Law provision in effect, the registrant is required to seek legal advice from independent legal counsel selected by the indemnitee and approved by the registrant (which approval shall not be unreasonably withheld) which legal advice includes the rendering of an opinion to the registrant and indemnitee as to whether and to what extent the indemnitee would be permitted to be indemnified under applicable law.

Item 16.  Exhibits and Financial Statement Schedules.

Reference is made to the Exhibit Index which appears at page 16 of this Registration Statement for a detailed list of the exhibits filed as a part thereof.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on December 22, 1997.

                              CARPENTER TECHNOLOGY CORPORATION


                              By:  /s/Robert W. Cardy
                                   __________________
                                   Robert W. Cardy
                                   Chairman of the Board,
                                    President and
                                    Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 22, 1997, by the following persons in the capacities indicated.


      Signature                    Capacity
      _________                    ________

/s/Robert W. Cardy
__________________                 Chairman of the Board,
Robert W. Cardy                    President and Chief
                                   Executive Officer
                                   Director




/s/G. Walton Cottrell
__________________________        Senior Vice President Finance
G. Walton Cottrell                 and Chief Financial Officer


/s/Edward B. Bruno
__________________________        Controller
Edward B. Bruno


__________________________
Marcus C. Bennett                  Director


        *
__________________________         Director
William S. Dietrich II

        *
___________________________        Director
C. McCollister Evarts, M.D.

        *
___________________________        Director
J. Michael Fitzpatrick

        *
__________________________         Director
William J. Hudson, Jr.

        *
__________________________         Director
Edward W. Kay

        *
__________________________         Director
Robert J. Lawless

        *
__________________________         Director
Marlin Miller, Jr.


        *
__________________________         Director
Peter C. Rossin

        *
__________________________         Director
Kathryn C. Turner

        *
__________________________         Director
Kenneth L. Wolfe



*By: /s/John R. Welty
     _____________________
     John R. Welty
     Attorney-in-Fact,
     Pursuant to Power of Attorney